Meditrust
------------------------------------------
---
A Health Care Real Estate Investment Trust
197 First Avenue
Needham Heights, MA 02194-9127
(617) 433-6000
Fax (617) 433-1290


SUMMARY TERM SHEET


August 13, 1996

Mr. Daniel R. Baty
Chief Executive Officer
Emeritus Corporation
3131 Elliott Avenue, Suite 500
Seattle, WA 98121

RE:  PROPOSED FINANCING

Dear Mr. Baty:

Meditrust wishes to express its interest in continuing to review and in discussing development-sale/leaseback financing with you. The following is a summary of the terms and conditions which would apply to this transaction:

1.   BORROWER/LESSEE:  A wholly-owned
  subsidiary of Emeritus Corporation
  ("Emeritus")

2.   FACILITIES:  To be determined

3.   PURCHASE PRICE/LOAN AMOUNT:
  $100,000,000

4.   CONSTRUCTION PERIOD:  Twelve (12)
  months

5.   LEASE TERM:  The first $50,000,000 of
  financing ("Group 1") shall have a lease term of 13 years and the second
  $50,000,000 of financing ("Group 2") shall have a lease term of 14 years. All leases shall have four five-year options to extend. However, all Facility Leases within each group shall be coterminous and shall all be extended together such that no single lease shall be extended without all of the leases being simultaneously extended.

6.   CONSTRUCTION INTEREST RATE:  Prime
  plus 175 basis points.

7.   BASE RENT:  320 basis points over the
  10-year Treasury Bond.

8.   CONSTRUCTION/COMMITMENT FEE:  1 1/2%

9.   ADDITIONAL RENT:  Additional rent
  shall be calculated as 5% of the
  incremental increase in gross revenues
  above a negotiated base revenue.

10.  SECURITY:  First lien security
  interest in all furniture, fixtures and
  equipment and other personal property and all accounts receivable of the Facilities, similar to those in the previous transaction between Meditrust and
  Emeritus.

11.  ADDITIONAL SECURITY:  At the closing
  the Lessee shall provide Meditrust with
  cash collateral in an amount equal to
  three month's of base rent payments.

12.  LEASE GUARATNY:  All lease
  obligations shall be unconditionally
  guaranteed by Emeritus.

13.  OPERATOR:  A wholly-owned subsidiary
  of Emeritus who shall be engaged in no
  other activity other than the operation of the Facilities.

14.  FINANCIAL COVENANTS:  The lease
  documents will contain various financial covenants as to the Lessee and the Guarantor, similar to those in the previous transaction between Meditrust and
  Emeritus.

15.  SUBORDINATION:  Management fees and
  all related party fees will be subordinate to rent payments.

16.  CROSS-DEFAULT/CROSS-
  COLLATERALIZATION: Will be required for all related transactions.

17.  LEASE ASSIGNMENTS/SUBLETTING:  Not
  permitted.

18.  APPRAISALS:  Appraisals must be
  conducted by Valuation Counselors, Inc.
  and must establish that the Purchase Price is no greater than the appraised property value.

19.  ENVIRONMENTAL REPORTS:  Phase I
  Environmental Surveys must be conducted by ATEC Associates, Inc.

20.  LEASE COSTS:  All Lease costs,
  including, but not limited to, legal fees, appraisal costs, inspection fees, credit report fees, travel costs, finder fees, transfer fees, survey costs, title insurance premiums and other title fees, recording costs, and environmental audit fees, will be the obligation of the Borrower and the Guarantor.

21.  MASTER LEASE:  Meditrust will enter
  into separate leases covering each of the Facilities on the terms and conditions described in this letter, provided, however, that the lease terms, renewal options, purchase options and the like will be exercisable and/or considered based on all the leases as a group within Group 1 or within Group 2.

22.  LESSEE'S OBLIGATION TO PERFORM
  UPGRADE EXPENDITURES:  Lessee shall
  provide Lessor with evidence satisfactory to Lessor that Lessee has in each lease year spent an annual amount equal to $200.00 per living unit for upgrades to each Facility.

If these general terms and conditions are acceptable to you and if you agree to proceed with our due diligence process and further negotiations, please sign this summary sheet and return it to Meditrust by August 14, 1996. This letter, which is for informational purposes only, is not binding on either party and is not to be considered a commitment to provide financing. Approval of Meditrust's Board of Trustees and Executive Committee will also be a prerequisite to this transaction.


Very truly yours,


MEDITRUST


By:/s/ Michael F. Bushee

--------------------------

Chief Operating Officer





ACKNOWLEDGED AND ACCEPTED:

EMERITUS CORPORATION

By:  /s/ Kelly J. Price
------------------------------
Name:  Kelly J. Price
Title:  CFO
Date:  8/14/96